Exhibit 10.1

Execution Copy

AMENDMENT NO. 5 AND JOINDER

TO MASTER REPURCHASE AGREEMENT

Amendment No. 5 and Joinder dated December 31, 2004 (this “Amendment”), among MERRILL LYNCH MORTGAGE CAPITAL INC. (“Buyer”), HOMEBANC MORTGAGE CORPORATION (“Seller”) and HOMEBANC CORP. (“HomeBanc Corp.”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of February 27, 2002, as amended by Amendment No. 1, dated as of April 15, 2003, Amendment No. 2, dated as of May 28, 2003, Amendment No. 3, dated as of February 25, 2004 and Amendment No. 4, dated as of June 7, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

The Buyer and the Seller have agreed that the Existing Repurchase Agreement be amended to permit HomeBanc Corp. to become an additional Seller under the Existing Repurchase Agreement and to enter into Transactions with respect to Mortgage Loans.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended, as follows:

SECTION 1. Agreement and Joinder with respect to HomeBanc Corp.. HomeBanc Corp. hereby agrees to all of the provisions of the Existing Repurchase Agreement, and effective on the date hereof, becomes a party to the Repurchase Agreement, as Seller, with the same effect as if HomeBanc Corp. were an original signatory to the Existing Repurchase Agreement. All references to Seller in the Repurchase Agreement, except those made in the first sentence of Section 11(d) and those made in Sections 11(x) and 12(y), shall be deemed to include HomeBanc Corp..

SECTION 2. Definitions.

2.1 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following language at the end of the definition of “Market Value”:

(p) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Owner Occupied Mortgage Loans that are Purchased Mortgage Loans exceeds $15,000,000.

2.2 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions of “Adjusted Tangible Net Worth”, “Cash Equivalents”, “HomeBanc Corp.”, “Liquidity”, “Non-Owner Occupied Mortgage Loan”, “Non-Recourse Indebtedness”, “REIT”, “Total Liabilities” and “Total Recourse Liabilities”:

“Adjusted Tangible Net Worth” shall mean shall mean Tangible Net Worth plusm the amount of any intercompany receivables from Seller.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A 1 or the equivalent thereof by S&P or P 1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“HomeBanc Corp.” shall mean HomeBanc Corp.

“Liquidity” means the HomeBanc Corp.’s unencumbered cash and Cash Equivalents plus (x) ninety-five percent (95%) of the value of performing Mortgage Loans owned by HomeBanc Corp and held for sale or investment that (i) are not subject to a Transaction and have not been pledged to the any other Person; (ii) are not held in a custodial account by any of HomeBanc Corp’s warehouse lenders; and (iii) which are otherwise unencumbered.

“Non-Owner Occupied Mortgage Loan” shall mean Mortgage Loan secured by a Mortgaged Property which is not occupied by the related owner.

“Non-Recourse Indebtedness” shall mean all Indebtedness of Homebanc Corp. and its Subsidiaries that is non-recourse to such party, including any term securitization.

“REIT” shall mean a real estate investment trust, as defined in Section 856 of the Code.

“Total Liabilities” means all liabilities of Homebanc Corp. and its Subsidiaries, including Non-Recourse Indebtedness, as, in accordance with GAAP, are reflected on Homebanc Corp.’s consolidated balance sheet, and also including all contingent liabilities and obligations (including recourse servicing, recourse sale and other recourse obligations, and guarantee, indemnity and mortgage loan repurchase obligations.)

“Total Recourse Liabilities” means Total Liabilities minus Non-Recourse Indebtedness.

SECTION 3. Representations and Warranties:

3.1 Section 11(j) of the Existing Repurchase Agreement is hereby amended by adding the following language at the end thereof:

HomeBanc Corp. has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. HomeBanc Corp. for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code regarding any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

3.2 Section 11(d) of the Existing Repurchase Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following language:

HomeBanc Mortgage Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware. HomeBanc Corp. is a corporation duly organized, validly existing and in good standing under the laws of Georgia.

3.3 Section 11(h) of the Existing Repurchase Agreement is hereby amended by deleting the existing section in its entirety and replacing it with the following language:

(h) Chief Executive Office/Jurisdiction of Organization. During the four months immediately preceding July 1, 2001 and on the Effective Date, The HomeBanc Mortgage Corporation’s chief executive office is, and has been, located at 5555 Glen Ridge Connector, Suite 800, Atlanta GA, 30342. HomeBanc Mortgage Corporation’s jurisdiction of organization is Delaware. During the four months immediately preceding November 30, 2004 and on the Effective Date, HomeBanc Corp.’s chief executive office is, and has been, located at 2002 Summit Blvd, Suite 100, Atlanta GA, 30319. HomeBanc Corp.’s jurisdiction of organization is Georgia.

SECTION 4. Covenants:

4.1 Section 12(b) of the Existing Repurchase Agreement is hereby amended by adding at the end thereof as subsection (iii) the following language:

(iii) HomeBanc Corp. shall not engage in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. HomeBanc Corp. for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code regarding any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.”

4.2 Section 12(d)(iii) of the Existing Repurchase Agreement is hereby amended by deleting the existing section in its entirety and replacing it with the following language:

(iii) Within forty-five (45) days after the end of each calendar month, the unaudited balance sheets of the Seller as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller for such period and the portion of the fiscal year through the end of such period, subject, however, to year end adjustments;

4.3 Section 12(j) of the Existing Repurchase Agreement is hereby amended by deleting the existing section and replacing it with the following language:

(i) Maintenance of Tangible Net Worth. Homebanc Mortgage Corporation shall maintain a Tangible Net Worth of not less than $10,000,000.

(ii) Maintenance of Adjusted Tangible Net Worth for HomeBanc Corp.. HomeBanc Corp. shall maintain an Adjusted Tangible Net Worth (on a consolidated basis with its Subsidiaries) on not less than One Hundred Eighty Million Dollars ($180,000,000) plus an amount equal to eighty-five percent (85%) of the net proceeds realized by HomeBanc Corp from equity offerings after its initial public offering.

(iii) Total Recourse Liabilities to Adjusted Tangible Net Worth Ratio. HomeBanc Corp. shall not permit the ratio of: (x) the Total Recourse Liabilities of HomeBanc Corp. and its Subsidiaries, on a consolidated basis; to (y) the Adjusted Tangible Net Worth of HomeBanc Corp. and its Subsidiaries, on a consolidated basis; to exceed 6.00:1.00 as of the end of any calendar month or any of HomeBanc Corp.’s fiscal quarters or fiscal years.

(iv) Total Liabilities to Adjusted Tangible Net Worth Ratio. Permit the ratio of: (x) the Total Liabilities of HomeBanc Corp. and its Subsidiaries, on a consolidated basis; to (y) the Adjusted Tangible Net Worth of HomeBanc Corp. and its Subsidiaries, on a consolidated basis, to exceed 20.00:1.00 as of the end of any calendar month or any of HomeBanc Corp.’s fiscal quarters or fiscal years.

(v) Liquidity. HomeBanc Corp. shall ensure that, as of the end of each calendar month, it has Liquidity in an amount not less than $20,000,000.

SECTION 5. Events of Default. Section 13 of the Existing Repurchase Agreement is hereby amended by adding the following language as subsection (k) and (l):

(k) The failure of HomeBanc Corp. to at any time continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code regarding dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 – REIT filed with the United States Internal Revenue Service for such year, or the entering into by HomeBanc Corp. of any material “prohibited transactions” as defined in Sections 857(b) and 856(c) of the Code.

(l) The failure of HomeBanc Corp. to satisfy any of the following asset or income tests:

a) At the close of each taxable year, at least 75 percent of HomeBanc Corp.’s gross income consists of (i) “rents from real property” within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (iv) dividends or other distributions on, and gain (other than gain from “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (v) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code.

b) At the close of each taxable year, at least 95 percent of HomeBanc Corp.’s gross income consists of (i) the items of income described in paragraph 1 hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (iii) interest, (iv) dividends, and (v) income derived from payments to HomeBanc Corp. on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment as described in section 856(c)(5)(G), in each case within the meaning of Section 856(c)(2) of the Code.

c) At the close of each quarter of HomeBanc Corp.’s taxable years, at least 75 percent of the value of HomeBanc Corp.’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of HomeBanc Corp.’s operations, but not including receivables purchased from another person), and Government Securities; unless (1) the test described in this paragraph (c) has been satisfied as of the end of the immediately preceding quarter of HomeBanc Corp.’s taxable year, (2) such test is not satisfied as the result of the acquisition of a security or property during the current quarter of HomeBanc Corp.’s taxable year, (3) HomeBanc Corp. delivers within 10 days of the end of the current quarter of HomeBanc Corp.’s taxable year to Buyer notice that such test is not satisfied, (4) such test is satisfied within the 30 day period as provided under section 856(c)(4), and (5) an officer of HomeBanc Corp. certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

d) At the close of each quarter of each of HomeBanc Corp.’s taxable years, (i) not more than 25 percent of HomeBanc Corp.’s total asset value will be represented by securities (other than those described in paragraph 3), (ii) not more than 20 percent of HomeBanc Corp.’s total asset value will be represented by securities of one or more taxable HomeBanc Corp. subsidiaries, and (iii) (A) not more than 5 percent of the value of HomeBanc Corp.’s total assets will be represented by securities of any one issuer (other than Government Securities and securities of taxable REIT subsidiaries), and (b) HomeBanc Corp. will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than Government Securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); unless (1) the tests described in this paragraph (d) have been satisfied as of the end of the immediately preceding quarter of HomeBanc Corp.’s taxable year, (2) any of the tests described in this paragraph (d) is not satisfied as the result of the acquisition of a security or property during the current quarter of HomeBanc Corp.’s taxable year, (3) HomeBanc Corp. delivers within 10 days of the end of the current quarter of HomeBanc Corp.’s taxable year to Buyer notice that such test is not satisfied, (4) such test is satisfied within the 30 day period as provided under section 856(c)(4), and (5) an officer of HomeBanc Corp. certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.”

SECTION 6. Joint and Several Obligations. Each of Seller and HomeBanc Corp. (the “Joint Sellers”) shall be jointly and severally liable for the full, complete and punctual performance and satisfaction of all obligations of either Joint Seller under the Repurchase

Agreement. Accordingly, each Joint Seller waives any and all notice of creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon such Joint Seller’s joint and several liability. Each Joint Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Joint Seller with respect to the Obligations. When pursuing its rights and remedies hereunder against either Joint Seller, Buyer may, but shall be under no obligation, to pursue such rights and remedies hereunder against either Joint Seller or any other Person or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from such Joint Seller or any such other Person to realize upon any such collateral security or to exercise any such right of offset, or any release of such Joint Seller or any such other Person or any such collateral security, or right of offset, shall not relieve such Joint Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against such Joint Seller.

SECTION 7. Address for Notices. HomeBanc Corp.’s address for notices is 2002 Summit Blvd, Suite 100, Atlanta, Georgia 30319, Attention: Treasurer, Telecopier No.: 404-705-7915, Telephone No: 404-459-7720.

SECTION 8. Conditions Precedent. This Amendment shall become effective as of November 30, 2004 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1 Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and HomeBanc Corp.;

(b) Amendment No. 1 and Joinder to the Custodial Agreement, executed and delivered by duly authorized officers of the Buyer, Seller, HomeBanc Corp. and the Custodian;

(c) Amendment No. 1 and Joinder to the Collection Account Control Agreement, executed and delivered by duly authorized officers of the Buyer, Seller, HomeBanc Corp. and Bank;

(d) Evidence that all other actions necessary, or in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC 1 with respect to HomeBanc Corp.;

(e) A favorable written opinion of counsel to Seller and HomeBanc Corp., dated as of the date hereof (which shall include, without limitation, creation and perfection of the security interests created herein, corporate and enforceability opinions related to the execution of this Amendment);

(f) A good standing certificate and certified copies of the articles of incorporation and the by-laws (or equivalent documents) of HomeBanc Corp. and of all corporate or other authority for HomeBanc Corp. with respect to the execution, delivery and performance of this Amendment and the Repurchase Agreement and each other document to be delivered by HomeBanc Corp. from time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from HomeBanc Corp. to the contrary);

(g) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 9. Representations and Warranties. The Seller and HomeBanc Corp. each hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 10. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 11. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC., as Buyer

	By:	/s/ James Cason
	Name:	James Cason
	Title:	Vice President

Seller:	HOMEBANC MORTGAGE CORPORATION, as Seller

	By:	/s/ James L. Krakau
	Name:	James L. Krakau
	Title:	Senior Vice President

HomeBanc Corp.:	HOMEBANC CORP., as Seller

	By:	/s/ James L. Krakau
	Name:	James L. Krakau
	Title:	Senior Vice President